Exhibit G(2)(b)

FIRST AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B, ON BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT COMPANIES, LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This First Amendment (this “Amendment”) dated as of June 9, 2011 is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B, each a registered management investment company organized as a Maryland corporation or other form of organization (each a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series a “Fund” and collectively, the “Funds”), severally and not jointly, and State Street Bank and Trust Company (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008 by and between the Funds and State Street, as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendments.

(a) The Agreement is hereby amended by deleting the first two paragraphs of Section 4 of the Agreement, and replacing them with the following language:

“Each Fund hereby authorizes State Street to effect Loans of Available Securities of the Fund with any Borrower identified on a schedule of approved borrowers provided by State Street to the Company from time to time, including, without limitation, State Street and any affiliate thereof

(each acting in the capacity of a Borrower, hereafter also referred to as an “SSB Borrower”). The schedule of approved borrowers may be modified from time to time by mutual consent of State Street and the Fund; provided, however, that State Street may delete any Borrower from the schedule of approved borrowers at any time and the Fund may delete any Borrower from the schedule of approved borrowers by providing prior written notice of such deletion to State Street.”

(b) The Agreement is hereby amended by deleting Schedule B to the Agreement, and replacing it with the attached Schedule B.

(c) The Agreement is hereby amended by deleting Schedule E to the Agreement.

3. Exclusive Securities Lending Arrangement. Each Fund hereby agrees that, subject to the Company in the reasonable business judgment of its Board of Directors concluding in good faith that there is good cause for early termination of the Agreement that is unrelated to the Current Fee Split (hereinafter defined), from the date of this Amendment until [April] [    ], 2013, State Street shall be the Funds’ sole securities lending agent and that the fee split set forth on Schedule A of the Agreement (i.e., 80% to the Fund and 20% to State Street) (the “Current Fee Split”) shall apply to all of the Fund’s securities lending activities with State Street, as the Funds’ securities lending agent, from the date of this Amendment until [April] [    ], 2013.

4. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

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5. Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly

Name:	/s/ Kurt W. Bernlohr

By:	Kurt W. Bernlohr

Its:	President

STATE STREET BANK AND TRUST COMPANY

Name:	/s/ Nicholas Bonn

By:	Nicholas Bonn

Its:	Executive Vice President

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008 between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”), as amended.

Fund Name	Taxpayer ID Number	Tax Year-End
VALIC COMPANY I
Blue Chip Growth Fund	76-0658010	May 31
Capital Conservation Fund	76-0215183	May 31
Core Equity Fund	76-0654820	May 31
Foreign Value Fund	59-3824898	May 31
Global Equity Fund	59-3824902	May 31
Global Social Awareness Fund	76-0286860	May 31
Global Strategy Fund	59-3824903	May 31
Government Securities Fund	76-0215184	May 31
Growth & Income Fund	76-0431374	May 31
Growth Fund	59-3824909	May 31
International Equities Fund	76-0286950	May 31
International Growth 1 Fund	76-0654822	May 31
Large Cap Core Fund	59-3824904	May 31
Large Capital Growth Fund	06-1735895	May 31
Mid Cap Index Fund	76-0215172	May 31
Mid Cap Strategic Growth Fund	06-1735899	May 31
Nasdaq-100™ Index Fund	76-0654814	May 31
Science & Technology Fund	76-0431375	May 31
Small Cap Aggressive Growth Fund	59-3824906	May 31

1

Small Cap Fund	76-0654823	May 31
Small Cap Index Fund	76-0360761	May 31
Small Cap Special Values Fund	59-3824910	May 31
Small-Mid Growth Fund	59-3824908	May 31
Stock Index Fund	76-0215164	May 31

2